AMENDED SCHEDULE A
                              DATED MARCH 3, 2015
                                       TO
                              WINTON SERIES TRUST
                         RULE 18F-3 MULTIPLE CLASS PLAN
                            DATED DECEMBER 11, 2014

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                                          INSTITUTIONAL          INVESTOR
FUND                                      CLASS SHARES         CLASS SHARES
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Winton Global Equity Portfolio                 X                    X
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Winton European Equity Portfolio               X                    X
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Winton U.S. Equity Portfolio                   X                    X
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Winton International Equity Portfolio          X                    X
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